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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) JULY 26, 2001

                                GEOGRAPHICS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                               0-26756                                87-0305614
(State of incorporation)                (Commission File Number)            (IRS Employer Identification No.)


            1555 ODELL ROAD, P. O. BOX 1750, BLAINE, WASHINGTON 98231
                    (Address of principal executive offices)

                                 (360) 332-6711
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)




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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         KPMG LLP was previously the principal accountants for Geographics, Inc. (the "Company"). On July 26, 2001, KPMG LLP resigned. The decision to change accountants was not requested or approved by the Company's Board of Directors or Audit Committee.

         In connection with the audits of the fiscal years ended March 31, 2001 and March 31, 2000, KPMG LLP's auditors' reports did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP's auditors' report on the Company's consolidated financial statements as of and for the year ended March 31, 2001 was modified to reflect uncertainty about the Company's ability to continue as a going concern.

         In connection with the audits of the fiscal years ended March 31, 2001 and March 31, 2000, and the subsequent unaudited period through July 26, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         In accordance with Regulation S-K, Item 304 (a)(i)(v), in connection with the audits of the fiscal years ended March 31, 2001 and March 31, 2000, and the subsequent unaudited period through July 26, 2001, KPMG LLP has advised the Company that the internal controls in the areas of inventories, account reconciliations, accounts receivable, allowance for sales returns, customer credits and rebates, revenue recognition and check disbursements, which, in the aggregate, are necessary for the Company to develop reliable financial statements, do not exist.

         A letter from KPMG LLP to the Securities and Exchange Commission is attached as Exhibit 16.1


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         16.1     Letter Regarding Change in Certifying Accountant.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GEOGRAPHICS, INC.


August 2, 2001                             By:  /s/ James L. Dorman
                                                ----------------------
                                           James L. Dorman
                                           President and Chief Executive Officer